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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Pinnacle Bancshares, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-35603 and 333-85441 on Form S-8) of Pinancle Bancshares, Inc. of our report dated March 14, 2003, with respect to the consolidated statement of financial condition of Pinancle Bancshares, Inc. as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2002, annual report on Form 10-KSB of Pinnacle Bancshares, Inc.

Our report refers to our audit of the adjustments that were applied to certain transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to revise the 2001 consolidated financial statements, as more fully described in note 1 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

                                                /s/ KPMG LLP
Birmingham, Alabama
March 28, 2003